For Immediate Release

Hasbro Reports Third Quarter 2025 Financial Results
Wizards of the Coast Momentum Drives Revenue and Operating Profit Improvement
Company Increases Full Year Outlook

Pawtucket, R.I., October 23, 2025 -- Hasbro, Inc. (NASDAQ: HAS), a leading games, IP, and toy company, today reported financial results for the third quarter 2025.

“Hasbro delivered another quarter of growth, highlighting the strength of our brands and Playing to Win strategy,” said Chris Cocks, Chief Executive Officer, Hasbro, Inc. “Wizards of the Coast led the way as MAGIC: THE GATHERING continues to break records. Consumer Products POS and market share accelerated ahead of the holiday, and our high-margin licensing business is unlocking new opportunities. With major announcements coming at The Game Awards in December, we’re poised to enter 2026 with momentum.”

“Our teams delivered another quarter of disciplined execution and operational progress,” said Gina Goetter, Hasbro Chief Financial Officer and Chief Operating Officer. “We managed tariff volatility with agility, protected margins through cost productivity and pricing discipline, and continued to advance our transformation initiatives. These actions position Hasbro to close the year from a position of strength, and we remain firmly on track to achieve our mid-term financial commitments.”

Third Quarter 2025 Results

•Hasbro, Inc.'s revenue increased 8% vs. LY, driven by double-digit growth in Wizards and Digital Gaming, partially offset by expected softness in Consumer Products tied to U.S. retail order timing.
•MAGIC: THE GATHERING revenue grew 55% fueled by Q3 releases of Edge of Eternities and Marvel's Spider-Man, along with continued strength in backlist titles and Secret Lair.
•Operating profit was $341 million (+13% vs. LY) and Adjusted operating profit was $356 million, (+8% vs. LY) reflecting record MAGIC performance, cost discipline, and operating leverage.
•Reported net earnings were $1.64 per diluted share and Adjusted net earnings per diluted share were $1.68.
•Returned $98 million to shareholders through the quarterly dividend.

Third Quarter 2025 Segment Details

•Wizards of the Coast and Digital Gaming Segment
•Revenue increased 42%, led by MAGIC: THE GATHERING (+55%) and licensed digital gaming (+21%).
•MAGIC performance reflected strong tabletop and digital releases and continued momentum in Secret Lair and backlist products.

•Operating profit of $252 million (+39% vs. LY), with a 44% operating margin, reflects the benefit of scale and favorable business mix.

•Consumer Products Segment
•Revenue decreased 7%, in line with expectations, primarily due to U.S. retailer order timing tied to later holiday shelf resets.
•Q3 highlights include growth in PEPPA PIG, GI JOE, Marvel and Beyblade with momentum building across many brands in advance of the holiday season.
•Operating profit of $80 million and Adjusted operating profit of $89 million was down (-32% vs. LY) primarily driven by tariff expense and unfavorable mix.

•Entertainment Segment
•Revenues increased 8% in the quarter reflecting deal timing within the portfolio.
•Operating profit of $8 million and Adjusted operating profit of $11 million down 14% due to timing.

Year to Date 2025 Results

•Year to date Hasbro, Inc. revenue increased 7%, behind growth in Wizards and Digital Gaming (+33%) offsetting Consumer Products (-9%).
•Operating loss of $286 million reflects a second quarter 2025 non-cash goodwill impairment.
•Adjusted operating profit of $825 million (+14% vs. LY) reflects favorable business mix and continued cost transformation benefits.
•Reported net loss of $3.74 per share and Adjusted net earnings of $4.03 per diluted share, a $0.47 improvement versus the same period last year.
•Returned $294 million to shareholders via dividends and spent $120 million on debt repayment through the combination of bond repurchases and prefunding maturities via treasuries.

Year to Date 2025 Segment Details

•Wizards of the Coast and Digital Gaming Segment
•Revenue increased 33% behind momentum in MAGIC: THE GATHERING and licensed digital gaming.
•Year to date Monopoly Go! contributed $126M of revenue.
•Operating profit of $723 million increased 31% and operating margin was 46.5%, flat vs. LY with favorable volume and mix offsetting higher royalty expense.

•Consumer Products Segment
•Revenue decreased 9% in line with expectations, with growth in licensing offset by declines in Toy due to retailer order timing.
•Operating loss of $993 million includes a second quarter 2025 non-cash goodwill impairment.
•Adjusted operating profit of $59 million, a 36% decline versus the same period in 2024 as lower revenues and costs associated with tariffs offset productivity gains.

•Entertainment Segment
•Revenues declined 4% in the period related to the timing of deals.
•Operating profit of $3 million and Adjusted operating profit of $39 million were down vs. LY due to deal timing.

See the financial tables accompanying the press release for a reconciliation of GAAP to non-GAAP financial measures.

2025 Company Outlook and Capital Allocation

For the full year, the Company now expects:
•Total Hasbro revenue to grow high-single digits in constant currency.
•Adjusted operating margin of 22%-23%.
•Adjusted EBITDA of $1.24 to $1.26 billion.

The Company’s capital allocation priorities remain to invest in the core business; strengthen its balance sheet and progress towards its leverage target; and return cash to shareholders.

Dividend Announcement

During the third quarter, the Company paid $98 million in cash dividends to shareholders. The Board of Directors has declared a quarterly cash dividend of $0.70 per common share payable on December 3, 2025, to shareholders of record at the close of business on November 19, 2025.

Conference Call Webcast

Hasbro will webcast its third quarter 2025 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s website approximately 2 hours following completion of the call.

About Hasbro
Hasbro is a leading games, IP and toy company whose mission is to create joy and community through the magic of play. With over 100 years of expertise, Hasbro delivers groundbreaking play experiences and reaches over 500 million kids, families and fans around the world, through physical and digital games, video games, toys, licensed consumer products, location-based entertainment, film, TV and more.

Through its franchise-first approach, Hasbro unlocks value from both new and legacy IP, including MAGIC: THE GATHERING, DUNGEONS & DRAGONS, MONOPOLY, HASBRO GAMES, NERF, TRANSFORMERS, PLAY-DOH and PEPPA PIG, as well as premier partner brands. Powered by its portfolio of thousands of iconic marks and a diversified network of partners and subsidiary studios, Hasbro brings fans together wherever they are, from tabletop to screen.

For more than a decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media, a 2025 JUST Capital Industry Leader, one of the 50 Most Community-Minded Companies in the U.S. by the Civic 50, and a Brand that Matters by Fast Company. For more information, visit https://corporate.hasbro.com or @Hasbro on LinkedIn.

© 2025 Hasbro, Inc. All Rights Reserved.

Forward Looking Statement Safe Harbor
Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to: our business strategies and plans; products, gaming and entertainment; anticipated cost savings; expected debt repayments; expected impact of tariffs; anticipated benefits and potential impact of moving our Rhode Island operations to Boston, Massachusetts; expected impact of newly issued accounting pronouncements; financial targets; and expectations for our future performance. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties.
Factors that might cause such a difference include, but are not limited to:

•our ability to successfully implement and execute on our Playing to Win business strategy;
•our ability to successfully compete in the play industry and further develop our digital gaming, licensing and consumer products businesses and partnerships;
•risks associated with the imposition, threat, or uncertainty of tariffs, including the impact of reciprocal or retaliatory tariffs, in markets in which we operate which could increase our product costs and other costs of doing business, result in higher prices of our products, impact consumer spending, lower our revenues,result in delays or reductions in purchases from our customers, result in goodwill impairments, reduce earnings and otherwise have an adverse impact on our business;
•risks associated with international operations, such as: the imposition or threat of tariffs; conflict in territories in which we operate or which affect areas in which operate; currency conversion; currency fluctuations; quotas; shipping delays or difficulties; border adjustment taxes or other protectionist measures; and other challenges in the territories in which we operate;
•risks related to political, economic and public health conditions or regulatory changes in the markets in which we and our customers, partners, licensees, suppliers and manufacturers operate, such as inflation, fluctuating interest rates, tariffs, higher commodity prices, labor strikes, labor costs or transportation costs, or outbreaks of illness or disease, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs, reduced purchasing power or less discretionary income, or losses and delays in revenue and earnings;
•uncertain and unpredictable global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•our ability to transform our business and capabilities to address the changing global consumer landscape, including evolving demographics for our products and advancements in emerging technologies, such as the integration of artificial intelligence into our product development, marketing strategies, and consumer engagement, and the associated risks such as ethical concerns, evolving regulatory standards, implementation challenges, and third-party dependencies on such technologies;
•our ability to design, develop, manufacture, and ship products on a timely, cost-effective and profitable basis;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•our dependence on third-party relationships, including with third-party partners, manufacturers, distributors, studios, content producers, licensors, licensees, and outsourcers, which creates reliance on others and loss of control;
•risks relating to the concentration of manufacturing for many of our products in the People’s Republic of China, which include the risks associated with increased tariffs imposed on trade between China and the U.S., and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;

•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•our ability to attract and retain talented and diverse employees;
•our business could be adversely affected by challenges and disruptions arising from the loss of skills, knowledge or expertise, and from uncertainty regarding the continued employment of key personnel, particularly as a result of recent workforce reductions and the planned relocation of our Rhode Island operations to Boston, Massachusetts;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue and operating profit enhancing initiatives;
•risks relating to the impairment and/or write-offs related to businesses, products and/or content we acquire and/or produce;
•the risk that acquisitions, dispositions and other investments we complete may not provide us with the benefits we expect, or the realization of such benefits may be significantly delayed or reduced;
•our ability to protect our assets and intellectual property, including as a result of infringement, theft, misappropriation, cyber-attacks or other acts compromising the integrity of our assets or intellectual property;
•fluctuations in our business due to seasonality;
•the risk of product recalls or product liability suits and costs associated with product safety regulations;
•the impact of litigation or arbitration decisions or settlement actions;
•the bankruptcy or other lack of success of one or more of our significant retailers, licensees and other partners; and
•other risks and uncertainties as may be detailed in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.

The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted operating margin, Adjusted net earnings and Adjusted net earnings per diluted share, which exclude, where applicable, acquired intangible amortization, strategic transformation initiatives, restructuring and severance costs, loss on disposal of business, eOne Film and TV business divestiture related costs, and non-cash goodwill impairment charges. Also included in this press release are the non-GAAP financial measures of EBITDA and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income tax expense, net earnings attributable to noncontrolling interests, depreciation and amortization of intangibles. Adjusted EBITDA also excludes strategic transformation initiatives, restructuring and severance costs, loss on disposal of business, eOne Film and TV business divestiture related costs, non-cash goodwill impairment charges, and the impact of stock compensation. As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted net earnings per diluted share, Adjusted operating profit and Adjusted operating margin provide investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. The Company is not able to reconcile its forward-looking non-GAAP adjusted operating margin and adjusted EBITDA measures because the Company cannot predict with certainty the timing and amounts of discrete items such as charges associated with its cost-savings program, which could impact GAAP results. Constant currency is also a non-GAAP financial measure. The impact of changes in foreign currency exchange rates used to translate the consolidated statements of operations is quantified by translating the current or future period revenues at the prior period exchange rates and comparing this amount to the prior period reported revenues. The Company believes that the presentation of the impact of changes in exchange rates, which are beyond the Company’s control, is helpful to an investor’s understanding of the performance of the underlying business. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

HAS-E

Investors: Fred Wightman | Hasbro, Inc. | hasbro_investor_relations@hasbro.com
Media: Abby Hodes | Hasbro, Inc. | communications@hasbro.com

# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (1)
(Unaudited)
(Millions of Dollars)

	September 28, 2025	September 29, 2024
ASSETS
Cash and Cash Equivalents	$620.9	$696.1
Short-term Investments	—	489.3
Accounts Receivable, Net	995.2	1,069.2
Inventories	396.7	375.4
Prepaid Expenses and Other Current Assets	397.2	391.6
Total Current Assets	2,410.0	3,021.6
Property, Plant and Equipment, Net	243.0	331.6
Goodwill	1,256.5	2,278.9
Other Intangible Assets, Net	470.9	539.5
Other Assets	1,141.4	1,058.3
Total Assets	$5,521.8	$7,229.9

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Current Portion of Long-Term Debt	$—	$500.0
Accounts Payable	381.4	420.3
Accrued Liabilities	1,032.2	1,132.5
Total Current Liabilities	1,413.6	2,052.8
Long-Term Debt	3,318.8	3,462.6
Other Liabilities	355.6	404.8
Total Liabilities	5,088.0	5,920.2
Total Shareholders' Equity	433.8	1,309.7
Total Liabilities, Noncontrolling Interests and Shareholders' Equity	$5,521.8	$7,229.9

(1) Amounts may not sum due to rounding

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(Unaudited)
(Millions of Dollars and Shares Except Per Share Data)

	Three Months Ended				Nine Months Ended
	September 28, 2025		September 29, 2024		September 28, 2025		September 29, 2024
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,387.5	100.0%	$1,281.3	100.0%	$3,255.4	100.0%	$3,033.9	100.0%
Costs and expenses:
Cost of sales	414.3	29.9%	378.9	29.6%	844.1	25.9%	820.8	27.1%
Program cost amortization	7.4	0.5%	7.9	0.6%	21.0	0.6%	24.5	0.8%
Royalties	114.3	8.2%	98.0	7.6%	255.8	7.9%	204.2	6.7%
Product development	97.6	7.0%	76.3	6.0%	255.6	7.9%	212.2	7.0%
Advertising	108.3	7.8%	101.9	8.0%	227.3	7.0%	213.8	7.0%
Amortization of intangible assets	17.2	1.2%	17.1	1.3%	51.4	1.6%	51.2	1.7%
Impairment of goodwill	—	—%	—	—%	1,021.9	31.4%	—	—%
Loss on disposal of business	—	—%	—	—%	25.0	0.8%	24.4	0.8%
Selling, distribution and administration	287.3	20.7%	299.3	23.4%	839.7	25.8%	852.6	28.1%
Total costs and expenses	1,046.4	75.4%	979.4	76.4%	3,541.8	108.8%	2,403.7	79.2%
Operating profit (loss)	341.1	24.6%	301.9	23.6%	(286.4)	(8.8)%	630.2	20.8%
Non-operating expense:
Interest expense	40.8	2.9%	46.2	3.6%	123.0	3.8%	127.7	4.2%
Interest income	(6.3)	(0.5)%	(14.7)	(1.1)%	(20.6)	(0.6)%	(36.0)	(1.2)%
Other expense (income), net	1.4	0.1%	(19.9)	(1.6)%	(15.9)	(0.5)%	(15.7)	(0.5)%
Total non-operating expense, net	35.9	2.6%	11.6	0.9%	86.5	2.7%	76.0	2.5%
Earnings (loss) before income taxes	305.2	22.0%	290.3	22.7%	(372.9)	(11.5)%	554.2	18.3%
Income tax expense	71.3	5.1%	67.0	5.2%	148.4	4.6%	133.3	4.4%
Net earnings (loss)	233.9	16.9%	223.3	17.4%	(521.3)	(16.0)%	420.9	13.9%
Net earnings attributable to noncontrolling interests	0.7	0.1%	0.1	—%	2.7	0.1%	1.0	—%
Net earnings (loss) attributable to Hasbro, Inc.	$233.2	16.8%	$223.2	17.4%	$(524.0)	(16.1)%	$419.9	13.8%

Net earnings (loss) per common share:
Basic	$1.66		$1.60		$(3.74)		$3.01
Diluted	$1.64		$1.59		$(3.74)		$3.00

Cash dividends declared per common share	$0.70		$0.70		$2.10		$1.40

Weighted Average Number of Shares
Basic	140.4		139.5		140.1		139.3
Diluted	142.2		140.5		140.1		140.0
(1) Amounts may not sum due to rounding

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(Unaudited)
(Millions of Dollars)

	Nine months ended
	September 28, 2025	September 29, 2024
Cash Flows from Operating Activities:
Net (Loss) Earnings	$(521.3)	$420.9
Impairment of Goodwill	1,021.9	—
Loss on Disposal of Business	25.0	24.4
Other Non-Cash Adjustments	290.2	184.2
Changes in Operating Assets and Liabilities	(325.8)	(41.9)
Net Cash Provided by Operating Activities	490.0	587.6

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(49.6)	(67.9)
Additions to Software Development	(98.6)	(78.3)
Purchase of investments	(55.2)	(571.0)
Net settlement from sale of business	—	(12.0)
Proceeds from sale of investments	—	91.0
Other	11.6	2.8
Net Cash Utilized by Investing Activities	(191.8)	(635.4)

Cash Flows from Financing Activities:
Proceeds from Long-Term Debt	—	498.6
Repayments of Borrowings	(63.5)	—
Dividends Paid	(294.2)	(292.2)
Payments Related to Tax Withholding for Share-Based Compensation	(21.8)	(13.0)
Stock-Based Compensation Transactions	8.9	7.6
Payments of financing costs	—	(5.3)
Other	(4.5)	(4.9)
Net Cash (Utilized) Provided by Financing Activities	(375.1)	190.8
Effect of Exchange Rate Changes on Cash	2.8	7.7
Net (Decrease) Increase in Cash and Cash Equivalents	(74.1)	150.7
Cash and Cash Equivalents at Beginning of Year	695.0	545.4
Cash and Cash Equivalents at End of Period	$620.9	$696.1

(1) Amounts may not sum due to rounding

HASBRO, INC.
SEGMENT RESULTS - AS REPORTED AND AS ADJUSTED (1)
(Unaudited)
(Millions of Dollars)

	Three Months Ended September 28, 2025			Three Months Ended September 29, 2024
Operating Results	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues	$1,387.5	$—	$1,387.5	$1,281.3	$—	$1,281.3	8%
Operating Profit	$341.1	$14.5	$355.6	$301.9	$26.8	$328.7	8%
Operating Margin	24.6%	1.0%	25.6%	23.6%	2.1%	25.7%

Segment Results
Wizards of the Coast and Digital Gaming:
External Net Revenues	$572.0	$—	$572.0	$404.0	$—	$404.0	42%
Operating Profit	$251.5	$—	$251.5	$181.2	—	$181.2	39%
Operating Margin	44.0%	—	44.0%	44.9%	—	44.9%

Consumer Products:
External Net Revenues	$796.9	$—	$796.9	$860.1	$—	$860.1	-7%
Operating Profit	$80.1	$8.8	$88.9	$121.0	$9.1	$130.1	-32%
Operating Margin	10.1%	1.1%	11.2%	14.1%	1.1%	15.1%

Entertainment:
External Net Revenues	$18.6	$—	$18.6	$17.2	$—	$17.2	8%
Operating Profit	$7.5	$3.8	$11.3	$9.8	$3.4	$13.2	-14%
Operating Margin	40.3%	20.4%	60.8%	57.0%	19.8%	76.7%

Corporate and Other:
Operating Profit (Loss)	$2.0	$1.9	$3.9	$(10.1)	$14.3	$4.2	-7%
(1) Amounts may not sum due to rounding

	Three Months Ended
Wizards of the Coast and Digital Gaming Net Revenues by Category	September 28, 2025	September 29, 2024	% Change
Tabletop Gaming	$441.8	$296.8	49%
Digital and Licensed Gaming	130.2	107.2	21%
Net revenues	$572.0	$404.0

	Three Months Ended
Consumer Products Segment Net Revenues by Major Geographic Region	September 28, 2025	September 29, 2024	% Change
North America	$483.0	$526.8	-8%
Europe	181.1	162.3	12%
Asia Pacific	61.2	81.9	-25%
Latin America	71.6	89.1	-20%
Net revenues	$796.9	$860.1

	Three Months Ended
Entertainment Segment Net Revenues by Category	September 28, 2025	September 29, 2024	% Change
Film and TV	$1.9	$1.6	19%
Family Brands	16.7	15.6	7%
Net revenues	$18.6	$17.2

	Three Months Ended
Supplementary Hasbro Gaming Information:	September 28, 2025	September 29, 2024	% Change
MAGIC: THE GATHERING	$459.4	$296.3	55%
Hasbro Total Gaming (1)	$754.5	$593.2	27%

(1) Hasbro Total Gaming includes all gaming revenue, most notably DUNGEONS & DRAGONS, MAGIC: THE GATHERING and Hasbro Gaming.

	Nine Months Ended September 28, 2025			Nine Months Ended September 29, 2024
Operating Results (1)	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues	$3,255.4	$—	$3,255.4	$3,033.9	$—	$3,033.9	7%
Operating (Loss) Profit	$(286.4)	$1,111.6	$825.2	$630.2	$95.9	$726.1	14%
Operating Margin	-8.8%	34.1%	25.3%	20.8%	3.2%	23.9%

Segment Results
Wizards of the Coast and Digital Gaming:
External Net Revenues	$1,556.5	$—	$1,556.5	$1,172.3	$—	$1,172.3	33%
Operating Profit	$723.3	$—	$723.3	$551.1	$—	$551.1	31%
Operating Margin	46.5%	—	46.5%	47.0%	—	47.0%

Consumer Products:
External Net Revenues	$1,637.6	$—	$1,637.6	$1,797.6	$—	$1,797.6	-9%
Operating (Loss) Profit	$(993.4)	$1,052.5	$59.1	$64.8	$27.2	$92.0	-36%
Operating Margin	-60.7%	64.3%	3.6%	3.6%	1.5%	5.1%

Entertainment:
External Net Revenues	$61.3	$—	$61.3	$64.0	$—	$64.0	-4%
Operating Profit	$2.6	$36.2	$38.8	$14.6	$34.5	$49.1	-21%
Operating Margin	4.2%	59.1%	63.3%	22.8%	53.9%	76.7%

Corporate and Other:
Operating (Loss) Profit	$(18.9)	$22.9	$4.0	$(0.3)	$34.2	$33.9	-88%

(1) Amounts may not sum due to rounding

	Nine Months Ended
Wizards of the Coast and Digital Gaming Net Revenues by Category	September 28, 2025	September 29, 2024	% Change
Tabletop Gaming	$1,191.9	$832.6	43%
Digital and Licensed Gaming	364.6	339.7	7%
Net revenues	$1,556.5	$1,172.3

	Nine Months Ended
Consumer Products Segment Net Revenues by Major Geographic Region	September 28, 2025	September 29, 2024	% Change
North America	$950.4	$1,072.0	-11%
Europe	361.8	341.8	6%
Asia Pacific	178.6	193.3	-8%
Latin America	146.8	190.5	-23%
Net revenues	$1,637.6	$1,797.6

	Nine Months Ended
Entertainment Segment Net Revenues by Category	September 28, 2025	September 29, 2024	% Change
Film and TV	$7.7	$3.4	>100%
Family Brands	53.6	60.6	-12%
Net revenues	$61.3	$64.0

	Nine Months Ended
Supplementary Hasbro Gaming Information:	September 28, 2025	September 29, 2024	% Change
MAGIC: THE GATHERING	$1,217.7	$870.2	40%
Hasbro Total Gaming (1)	$1,920.4	$1,549.6	24%
(1) Hasbro Total Gaming includes all gaming revenue, most notably DUNGEONS & DRAGONS, MAGIC: THE GATHERING and Hasbro Gaming.

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars)

	Three Months Ended		Nine Months Ended
Reconciliation of EBITDA and Adjusted EBITDA (1)	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Net Earnings (Loss) Attributable to Hasbro, Inc.	$233.2	$223.2	$(524.0)	$419.9
Interest expense	40.8	46.2	123.0	127.7
Income tax expense	71.3	67.0	148.4	133.3
Net earnings attributable to noncontrolling interests	0.7	0.1	2.7	1.0
Depreciation expense	23.6	24.4	55.7	74.0
Amortization of intangibles	17.2	17.1	51.4	51.2
EBITDA	$386.8	$378.0	$(142.8)	$807.1

Stock compensation	24.2	14.1	53.9	26.9
Strategic transformation initiatives (2)	5.1	6.0	16.2	18.5
Restructuring and severance costs (3)	(3.2)	0.4	9.5	7.8
Loss on disposal of business (4)	—	—	25.0	24.4
eOne Film and TV business divestiture related costs (5)	—	7.9	5.6	7.9
Impairment of goodwill (6)	—	—	1,021.9	—
Adjusted EBITDA	$412.9	$406.4	$989.3	$892.6
(1) Amounts may not sum due to rounding
(2) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations.
(3) Restructuring and severance associated with cost-savings initiatives across the Company.
(4) Loss on disposal of a business related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on Disposal of Business within the Entertainment segment.
(5) eOne Film and TV business divestiture related costs as a result of the sale of the eOne Film and TV business and certain retained liabilities.
(6) During Q2 2025, Hasbro recorded a non-cash goodwill impairment charge of $1,021.9 million in the Consumer Products segment, following completion of an interim quantitative assessment of goodwill triggered by the implementation of tariffs.

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars)

	Three Months Ended		Nine Months Ended
Reconciliation of Adjusted Operating Profit (1)	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024

Operating Profit (Loss)	$341.1	$301.9	$(286.4)	$630.2
Wizards of the Coast and Digital Gaming	251.5	181.2	723.3	551.1
Consumer Products	80.1	121.0	(993.4)	64.8
Entertainment	7.5	9.8	2.6	14.6
Corporate and Other	2.0	(10.1)	(18.9)	(0.3)

Non-GAAP Adjustments	$14.5	$26.8	$1,111.6	$95.9
Consumer Products	8.8	9.1	1,052.5	27.2
Entertainment	3.8	3.4	36.2	34.5
Corporate and Other	1.9	14.3	22.9	34.2

Adjusted Operating Profit	$355.6	$328.7	$825.2	$726.1
Wizards of the Coast and Digital Gaming	251.5	181.2	723.3	551.1
Consumer Products	88.9	130.1	59.1	92.0
Entertainment	11.3	13.2	38.8	49.1
Corporate and Other	3.9	4.2	4.0	33.9

Non-GAAP Adjustments include the following:
Acquired intangible amortization (2)	12.6	12.5	37.6	37.3
Strategic transformation initiatives (3)	5.1	6.0	16.2	18.5
Restructuring and severance costs (4)	(3.2)	0.4	9.5	7.8
Loss on disposal of business (5)	—	—	25.0	24.4
eOne Film and TV business divestiture related costs (6)	—	7.9	1.4	7.9
Impairment of goodwill (7)	—	—	1,021.9	—
Total	$14.5	$26.8	$1,111.6	$95.9
(1) Amounts may not sum due to rounding
(2) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. The Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. While amortization of acquired intangibles is being excluded from the related GAAP financial measure, the revenue of the acquired company is reflected within the Company's operating results to which these assets contribute.
(3) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations.
(4) Restructuring and severance costs associated with cost-savings initiatives across the Company.
(5) Loss on disposal of a business related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on Disposal of Business within the Entertainment segment.
(6) eOne Film and TV business divestiture related costs as a result of the sale of the eOne Film and TV business and certain retained liabilities.
(7) During Q2 2025, Hasbro recorded a non-cash goodwill impairment charge of $1,021.9 million in the Consumer Products segment, following completion of an interim quantitative assessment of goodwill triggered by the implementation of tariffs.

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

Reconciliation of Net Earnings and Earnings per Share (1)
	Three Months Ended
	September 28, 2025	Diluted Per Share Amount	September 29, 2024	Diluted Per Share Amount
Net Earnings Attributable to Hasbro	$233.2	$1.64	$223.2	$1.59
Acquired intangible amortization (2)	9.5	0.07	9.4	0.07
Strategic transformation initiatives (3)	3.9	0.03	4.6	0.03
Restructuring and severance costs (4)	(2.5)	(0.02)	0.3	—
eOne Film and TV divestiture related costs (6)	—	—	6.1	0.04
Tax Impact, Impairment of goodwill (7)	(5.4)	(0.04)	—	—
Net Earnings Attributable to Hasbro as Adjusted	$238.7	$1.68	$243.6	$1.74

	Nine Months Ended
	September 28, 2025	Diluted Per Share Amount	September 29, 2024	Diluted Per Share Amount
Net (Loss) Earnings Attributable to Hasbro	$(524.0)	$(3.74)	$419.9	$3.00
Acquired Intangible Amortization (2)	28.2	0.20	28.0	0.20
Strategic transformation initiatives (3)	12.4	0.09	14.1	0.10
Restructuring and severance costs (4)	7.3	0.05	5.9	0.04
Loss on disposal of business (5)	25.0	0.18	24.4	0.17
eOne Film and TV business sale process charges (6)	4.2	0.03	6.1	0.04
Impairment of goodwill (7)	1,016.5	7.18	—	—
Net Earnings Attributable to Hasbro as Adjusted	$569.6	$4.03	$498.4	$3.56

(1) Amounts may not sum due to rounding
(2) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. The Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. While amortization of acquired intangibles is being excluded from the related GAAP financial measure, the revenue of the acquired company is reflected within the Company's operating results to which these assets contribute.
(3) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations. These costs primarily consist of third party consulting of $5.1 ($3.9 after-tax) and $16.2 ($12.4 after-tax) for the three months and nine months ended September 28, 2025, respectively, and $6.0 ($4.6 after-tax) and $18.5 ($14.1 after-tax) for the three months and nine months ended September 29, 2024, respectively.
(4) Restructuring and severance costs of ($3.2) ($2.5 after-tax) and $9.5 ($7.3 after-tax) for the three months and nine months ended September 28, 2025, respectively, and $0.4 ($0.3 after-tax) and $7.8 ($5.9 after-tax) for the three months and nine months ended September 29, 2024, respectively, associated with cost-savings initiatives across the Company.
(5) Loss on disposal of a business of $25.0 ($25.0 after-tax) for the nine months ended September 28, 2025 and $24.4 ($24.4 after-tax) for the three months and nine months ended September 29, 2024, respectively, related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on Disposal of Business within the Entertainment segment.
(6) eOne Film and TV business divestiture related costs of $5.6 ($4.2 after-tax) for the nine months ended September 28, 2025, and $7.9 ($6.1 after tax) for the three months and nine months ended September 29, 2024, as a result of the sale of the eOne Film and TV business and certain retained liabilities.
(7) Non-cash goodwill impairment tax impact of ($5.4) for the three months ended September 28, 2025. A Non-cash goodwill impairment charge of $1,021.9 ($1,016.5 after-tax) for the nine months ended September 28, 2025, in the Consumer Products segment, following completion of an interim quantitative assessment of goodwill triggered by the implementation of tariffs.